                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 8, 1999 relating to the financial statements (which contain an explanatory paragraph relating to the Company's ability to continue as a going concern) which appear in Commodore Applied Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
---------------------------------------
    PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
November 10, 1999